UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013 (December 11, 2013)

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2013, Devon Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman, Sachs & Co., as representatives for the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $500 million aggregate principal amount of its Floating Rate Senior Notes due 2015, $350 million aggregate principal amount of its Floating Rate Senior Notes due 2016, $650 million aggregate principal amount of its 1.200% Senior Notes due 2016 and $750 million aggregate principal amount of its 2.250% Senior Notes due 2018 in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3 filed on December 12, 2011 (File No. 333-178453) (the “Registration Statement”). The Company is filing the Underwriting Agreement as Exhibit 1.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated December 11, 2013, by and among Devon Energy Corporation and Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2013, by and among Devon Energy Corporation and Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.